August 14, 2009

United States Securities and Exchange Commission
100 F Street, North East
Washington, D.C. 20549

Dear Sirs and Mesdames:

Re:       Celldonate Inc.
Registration of 541,500 Shares of Common Stock on Form S-1/A

We hereby consent to the filing of our opinion as an exhibit to the amended registration statement of Celldonate Inc., a Nevada corporation, on Form S-1/A.

Yours truly,

Bacchus Corporate and Securities Law

/s/ Bacchus Corporate and Securities Law

Barristers, Solicitors and Attorneys